Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES THIRD QUARTER 2015 RESULTS

- Establishes 2015 Fourth Quarter Guidance and Updates Full Year Guidance -
- Declares 2015 Fourth Quarter Dividend -

WYOMISSING, PA. — October 29, 2015 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the quarter ended September 30, 2015.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2015 Actual	2015 Guidance (1)	2014 Actual (As restated)
Net Revenue	$147.8	$146.7	$146.9
Adjusted EBITDA (2)	$111.0	$109.7	$107.5
Net Income	$33.2	$33.7	$37.3
Funds From Operations (3)	$57.1	$57.6	$60.6
Adjusted Funds From Operations (4)	$82.2	$80.8	$79.5

Net income, per diluted common share	$0.28	$0.28	$0.32
FFO, per diluted common share	$0.48	$0.48	$0.52
AFFO, per diluted common share	$0.69	$0.68	$0.68

(1)  The guidance figures in the tables above present the guidance provided on July 30, 2015, for the three months ended September 30, 2015, restated for the straight-line rent adjustments.

(2)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense and straight-line rent adjustments.

(3)  Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(4)  Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation and straight-line rent adjustments, reduced by capital maintenance expenditures.

The Company’s third quarter 2015 results from rental activities and its property results in the TRS were favorable to guidance by $0.3 million each. Corporate expenses were approximately $0.7 million lower than guidance primarily due to lower cash-settled equity compensation expense. In addition, affecting net income is a $1.6 million charge for the bridge financing relating to the Pinnacle transaction.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “Since our listing only two years ago, we have successfully created shareholder value through the stability and growth of our cashflows. Our third quarter results reflect the consistency of these cashflows and the security of our triple-net lease structure wherein over 80% of our rental income is fixed. Currently, we are focused on closing our previously announced acquisition of Pinnacle Entertainment’s (NYSE:PNK) real estate assets which we expect to occur in the first quarter of 2016. This transaction will benefit shareholders by increasing our rental income, as well as increasing our size, tenant and geographic diversity. As a management team, we remain highly aligned with our shareholders and we are more excited than ever for the future.”

As described in the Current Report on Form 8-K filed by the Company on October 22, 2015, the Company is restating its consolidated financial statements for the percentage rent received from Penn National Gaming which was known at the lease commencement date and should have been recorded on a straight-line basis over the initial non-cancelable lease term and any reasonably assured renewals terms rather than recognized as received. All prior periods in this press release have been restated for this adjustment, and the Company has set a target date of November 9, 2015 to file its amended financial statements with the SEC.

Portfolio Update

GLPI owns approximately 3,111 acres of land and 7.2 million square feet of building space, which was 100% occupied as of September 30, 2015. At the end of the third quarter of 2015, the Company owned the real estate associated with 21 casino facilities and leases 18 of these facilities to PENN and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI (GLP Holdings, Inc.).

In November 2013, the Company entered into a triple-net lease with PENN, in which substantially all of PENN's former real property assets were leased back to PENN (the “Master Lease”). We currently estimate PENN's rent coverage ratio to be 1:85:1.

Capital project expenditures, which totaled $2.9 million for the three months ended September 30, 2015, primarily related to the Corporate headquarters and completion of Dayton and Youngstown. Capital maintenance expenditures at the TRS properties were $0.4 million for the three months ended September 30, 2015.

Balance Sheet Update

The Company had $42.7 million of unrestricted cash on hand and $2.5 billion in total debt, including $300.0 million of debt outstanding under its unsecured credit facility term loan and $190.0 million outstanding under its unsecured credit facility revolver at September 30, 2015.  The Company’s debt structure at September 30, 2015 was as follows:

	As of September 30, 2015
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.801%	$300,000
Unsecured $700 Million Revolver (1)	1.696%	190,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Capital Lease	4.780%	1,414
Total long-term debt		2,541,414
Less current maturities of long-term debt		(101)
Long-term debt, net of current maturities		$2,541,313

(1)       The margin on the term loan and revolver is Libor plus 1.50%. The Company's credit facility matures on October 28, 2018.

Dividends

On July 30, 2015, the Company’s Board of Directors declared the third quarter dividend.  Shareholders of record on September 14, 2015 received $0.545 per common share, which was paid on September 25, 2015.  On October 28, 2015, the Company declared its fourth quarter dividend of $0.545 per common share, payable on December 18, 2015 to shareholders of record on December 1, 2015.

Guidance

The table below sets forth current guidance targets for financial results for the 2015 fourth quarter and full year, based on the following assumptions:

•	Reported rental income of approximately $444.8 million for the year and $111.1 million for the fourth quarter, consisting of:

◦
Total cash rental receipts of approximately $447.2 million for the year and $111.7 million for the fourth quarter, consisting of approximately $436.4 million for the year and $109.0 million for the fourth quarter from PENN and approximately $14.0 million for the year and $3.5 million for the fourth quarter from Casino Queen, reduced by approximately $3.2 million for the year and $0.8 million for the fourth quarter of non-assigned land lease payments made by PENN;

◦	Straight-line rent, which defers cash received and decreases rental income, of approximately $55.8 million for the year and $14.0 million for the fourth quarter;

◦	Property taxes paid by tenants, which are recognized as rental income, of approximately $53.4 million for the year and $13.4 million for the fourth quarter;

•	Incremental escalator on the PENN building rent component anticipated to be effective November 1, 2015, which increases 2015 annual rent by $0.8 million;

•
TRS EBITDA of approximately $36.0 million for the year and $7.4 million for the fourth quarter capital maintenance expenditures of approximately $3.4 million for the year and $1.2 million for the fourth quarter;

•	Capital project expenditures of approximately $14.9 million for the year and $1.2 million for the fourth quarter;

•	Blended income tax rate at the TRS entities of 40%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $95.5 million for the year and $23.8 million in the fourth quarter;

•	Non-real estate depreciation of approximately $14.2 million for the year and $3.3 million in the fourth quarter;

•	Equity-related employee compensation affecting EBITDA includes the following:

◦
Expense of approximately $4.2 million for the year and $1.1 million for the fourth quarter related to cash-settled equity compensation awards issued pre-spin, which are fully vested by the first quarter of 2017;

◦

◦
Expense of approximately $11.3 million for the year and $2.6 million for the fourth quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are expected to be paid through October 31, 2016;

•
Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $16.8 million for the year and $4.1 million for the fourth quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•
Interest expense includes approximately $8.1 million for the year and $2.0 million for the fourth quarter of debt issuance costs amortization for existing debt and $4.2 million for the year and $2.5 million for the fourth quarter for amortization of fees for the bridge loan related to the Pinnacle transaction;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $7.4 million for the full year and $1.7 million for the fourth quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by PENN employees are exercised;

•
The basic share count is approximately 114.5 million shares for the year and 115.4 million shares for the fourth quarter and the fully diluted share count is approximately 119.0 million shares for the year and 119.3 million shares for the fourth quarter; and

•	Excludes expenses related to the acquisition of Pinnacle's real estate assets, which was announced on July 21, 2015.

	Three Months Ending December 31,		Full Year Ending December 31,
(in millions, except per share data)	2015 Guidance	2014 Actual (As restated)	2015 Revised Guidance	2015 Prior Guidance (4)	2014 Actual (As restated)
Net Revenue	$145.2	$145.1	$591.6	$590.4	$591.1
Adjusted EBITDA (1)	$109.0	$105.1	$439.2	$437.9	$422.5
Net Income	$31.0	$30.2	$129.3	$132.1	$138.8
Funds From Operations (2)	$54.8	$52.7	$224.9	$227.7	$231.6
Adjusted Funds From Operations (3)	$79.5	$75.8	$320.6	$319.3	$307.3

Net income, per diluted common share	$0.26	$0.26	$1.09	$1.11	$1.18
FFO, per diluted common share	$0.46	$0.45	$1.89	$1.91	$1.97
AFFO, per diluted common share	$0.67	$0.65	$2.70	$2.68	$2.61

(1)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense and straight-line rent adjustments.

(2)         Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)         Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation and straight-line rent adjustments, reduced by capital maintenance expenditures.

(4)         The guidance figures in the tables above present the guidance provided on July 30, 2015 for the full year ended December 31, 2015, restated for the straight-line rent adjustments.

Conference Call Details

The Company will hold a conference call on October 29, 2015 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 1-877-705-6003
International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176
International: 1-858-384-5517
Passcode: 13621888
The playback can be accessed through November 5, 2015.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation and straight-line rent adjustments, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense and straight-line rent adjustments.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: risks relating to the ultimate impact and timing of the Company’s restatement of its financial statements; the risk that additional information will come to light during the course of the preparation of restated financial statements that alters the scope or magnitude of the restatement; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects (including successful resolution of outstanding litigation against the owners of the Meadows Racetrack & Casino); GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino; the ultimate timing and outcome of the Company's proposed acquisition of substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”), including the Company's and Pinnacle's ability to obtain the financing and third party approvals and consents necessary to complete the acquisition; the ultimate outcome and results of integrating the assets to be acquired by the Company in the proposed transaction with Pinnacle; the effects of a transaction between GLPI and Pinnacle on each party, including the post-transaction impact on GLPI's financial condition, operating results, strategy and plans; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between the Company and Pinnacle, the Company has filed with the SEC a registration statement on Form S-4 (File No. 333-206649) that includes a preliminary joint proxy statement of the Company and Pinnacle that also constitutes a prospectus of the Company. This communication is not a substitute for the joint proxy statement/prospectus or any other document that the Company or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS) IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the preliminary joint proxy statement/prospectus and other relevant documents filed by the Company and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

Certain Information Regarding Participants

The Company and Pinnacle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. Investors may obtain information regarding the names, affiliations and interests of Pinnacle’s directors and executive officers in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and its proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 10, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Investors should read the definitive joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents at the SEC’s website at www.sec.gov.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Brad Cohen
T: 203-682-8211
Email: Brad.Cohen@icrinc.com

Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(As restated)		(As restated)
Revenues
Rental	$97,754	$96,437	$293,597	$289,817
Real estate taxes paid by tenants (1)	13,778	12,512	40,071	36,956
Total rental revenue	111,532	108,949	333,668	326,773
Gaming	34,915	36,473	108,425	114,677
Food, beverage and other	2,794	3,015	8,464	8,934
Total revenues	149,241	148,437	450,557	450,384
Less promotional allowances	(1,449)	(1,531)	(4,193)	(4,396)
Net revenues	147,792	146,906	446,364	445,988
Operating expenses
Gaming	19,357	20,504	58,644	64,233
Food, beverage and other	2,128	2,471	6,489	7,526
Real estate taxes (1)	14,174	12,929	41,138	38,208
General and administrative (2)	19,285	17,743	64,546	58,215
Depreciation	27,557	26,526	82,585	79,397
Total operating expenses	82,501	80,173	253,402	247,579
Income from operations	65,291	66,733	192,962	198,409

Other income (expenses)
Interest expense	(31,226)	(29,378)	(90,373)	(87,460)
Interest income	581	623	1,761	1,837
Total other expenses	(30,645)	(28,755)	(88,612)	(85,623)

Income from operations before income taxes	34,646	37,978	104,350	112,786
Income tax expense	1,417	665	6,001	4,181
Net income	$33,229	$37,313	$98,349	$108,605

Earnings per common share:
Basic earnings per common share	$0.29	$0.33	$0.86	$0.97
Diluted earnings per common share	$0.28	$0.32	$0.83	$0.92

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by tenants under the triple-net lease structure and also reflect an offsetting expense in operating expenses.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014
		(As restated)
Real estate	$111,532	$108,956	$102,353	$99,146
GLP Holdings, LLC. (TRS)	36,260	37,950	8,627	8,392
Total	$147,792	$146,906	$110,980	$107,538

	NET REVENUES		ADJUSTED EBITDA
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(As restated)
Real estate	$333,668	$326,780	$301,515	$289,056
GLP Holdings, LLC. (TRS)	112,696	119,208	28,648	28,307
Total	$446,364	$445,988	$330,163	$317,363

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Real estate general and administrative expenses (1)	$13,521	$11,569	$46,665	$40,156
GLP Holdings, LLC. (TRS) general and administrative expenses	5,764	6,174	17,881	18,059
Total	$19,285	$17,743	$64,546	$58,215

(1)         Includes stock based compensation of $7.2 million and $24.6 million for the three and nine months ended September 30, 2015, respectively and $7.4 million and $20.6 million for the three and nine months ended September 30, 2014, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(As restated)		(As restated)
Net income	$33,229	$37,313	$98,349	$108,605
Losses or (gains) from dispositions of property	22	(146)	89	13
Real estate depreciation	23,867	23,472	71,718	70,205
Funds from operations	$57,118	$60,639	$170,156	$178,823
Straight-line rent adjustments	13,957	10,889	41,869	30,921
Other depreciation (1)	3,690	3,054	10,867	9,192
Debt issuance costs amortization	3,691	2,020	7,730	6,038
Stock based compensation	4,153	3,536	12,658	8,623
Maintenance CAPEX (2)	(382)	(641)	(2,108)	(2,109)
Adjusted funds from operations	$82,227	$79,497	$241,172	$231,488
Interest, net	30,645	28,755	88,612	85,623
Income tax expense	1,417	665	6,001	4,181
Maintenance CAPEX (2)	382	641	2,108	2,109
Debt issuance costs amortization	(3,691)	(2,020)	(7,730)	(6,038)
Adjusted EBITDA	$110,980	$107,538	$330,163	$317,363

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(As restated)		(As restated)
Net income	$31,626	$35,035	$91,777	$101,427
Losses or (gains) from dispositions of property	10	(150)	56	(150)
Real estate depreciation	23,867	23,472	71,718	70,205
Funds from operations	$55,503	$58,357	$163,551	$171,482
Straight-line rent adjustments	13,957	10,889	41,869	30,921
Other depreciation (1)	470	—	1,405	—
Debt issuance costs amortization	3,691	2,020	7,730	6,038
Stock based compensation	4,153	3,536	12,658	8,623
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$77,774	$74,802	$227,213	$217,064
Interest, net (2)	28,045	26,155	80,811	77,821
Income tax expense	225	209	1,221	209
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(3,691)	(2,020)	(7,730)	(6,038)
Adjusted EBITDA	$102,353	$99,146	$301,515	$289,056

(1) Other depreciation includes equipment depreciation from the Company's nontaxable REIT subsidiaries.

(2)         Interest expense, net is net of intercompany interest eliminations of $2.6 million and $7.8 million for both the three and nine months ended September 30, 2015 and 2014, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$1,603	$2,278	$6,572	$7,178
Losses from dispositions of property	12	4	33	163
Real estate depreciation	—	—	—	—
Funds from operations	$1,615	$2,282	$6,605	$7,341
Straight-line rent adjustments	—	—	—	—
Other depreciation (1)	3,220	3,054	9,462	9,192
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX (2)	(382)	(641)	(2,108)	(2,109)
Adjusted funds from operations	$4,453	$4,695	$13,959	$14,424
Interest, net	2,600	2,600	7,801	7,802
Income tax expense	1,192	456	4,780	3,972
Maintenance CAPEX (2)	382	641	2,108	2,109
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$8,627	$8,392	$28,648	$28,307

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.